Exhibit 4.2

SERIES 2025-1

INDENTURE SUPPLEMENT

among

SHENTEL ISSUER LLC

AND

THE SUBSIDIARIES OF THE ISSUER PARTY HERETO,

AS OBLIGORS,

AND

CITIBANK, N.A.,

AS INDENTURE TRUSTEE

dated as of December 5, 2025

Secured Fiber Network Revenue Notes, Series 2025-1

EXHIBIT A-1	Form of Series 2025-1 Class A-1-V Advance Note

EXHIBIT A-2	Form of Series 2025-1 Class A-1-V L/C Note

EXHIBIT A-3	Form of Series 2025-1 Class A-1-L Note

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SERIES 2025-1
INDENTURE SUPPLEMENT

THIS SERIES 2025-1 INDENTURE SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of December 5, 2025, is entered into by among (i) Shentel Issuer LLC, a Delaware limited liability company, as the issuer (the “Issuer”), (ii) Shentel Asset Entity I LLC and Shentel Asset Entity II LLC, each a Delaware limited liability company and a direct subsidiary of the Issuer, as a Closing Date Asset Entity (the “Closing Date Asset Entities” and, together with any entity that becomes a party hereto after the date hereof as an Additional Asset Entity, the “Asset Entities;” the Issuer and the Asset Entities being referred to herein collectively as the “Obligors”) and (iii) Citibank, N.A., as Indenture Trustee and not in its individual capacity and any successor thereto (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors have entered into a Base Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”), among the Indenture Trustee and the Obligors;

WHEREAS, the Obligors desire to enter into this Series Supplement in order to issue a Series of Notes pursuant to Section 2.07 of the Base Indenture in accordance with the terms thereof;

WHEREAS, the Issuer represents that it has duly authorized the issuance of up to $767,405,000 aggregate initial principal amount of Secured Fiber Network Revenue Notes, Series 2025-1, comprised of the following five Classes of Notes: (i) up to $175,000,000 of Secured Fiber Network Revenue Variable Funding Notes, Series 2025-1, Class A-1-V (the “Series 2025-1 Class A-1-V Notes”), (ii) up to $25,000,000 of Secured Fiber Network Revenue Liquidity Funding Notes, Series 2025-1, Class A-1-L (the “Series 2025-1 Class A-1-L Notes” and, together with the Series 2025-1 Class A-1-V Notes, the “Series 2025-1 Class A-1 Notes”), (iii) $489,142,000 initial principal amount of 5.64% Secured Fiber Network Revenue Term Notes, Series 2025-1, Class A-2 (the “Series 2025-1 Class A-2 Notes”) and (iv) $78,263,000 initial principal amount of 6.03% Secured Fiber Network Revenue Term Notes, Series 2025-1, Class B (the “Series 2025-1 Class B Notes” and, together with the Series 2025-1 Class A-2 Notes, the “Series 2025-1 Term Notes” and, together with the Series 2025-1 Class A-1 Notes, the “Series 2025-1 Notes”);

WHEREAS, the Series 2025-1 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions All defined terms used herein and not defined herein (including in the preamble and recitals hereto) shall have the meaning ascribed to such terms or incorporated by reference in the Base Indenture. All words and phrases defined in the Base Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“ARD Prepayment Date” shall mean, with respect to the Series 2025-1 Term Notes, the Payment Date occurring in December 2028.

“Initial Payment Date” shall mean, with respect to the Series 2025-1 Notes, the Payment Date occurring in February 2026.

“Initial Purchasers” shall mean BofA Securities, Inc., Morgan Stanley & Co. LLC, Citizens JMP Securities, LLC, Fifth Third Securities, Inc. and Truist Securities, Inc..

“Note Rate” shall mean, with respect to the Series 2025-1 Notes, the rate per annum at which interest accrues on each Class of Series 2025-1 Notes as set forth in Section 2.01(a).

“Offering Memorandum” shall mean the Offering Memorandum dated November 19, 2025, relating to the offering by the Issuer of the Series 2025-1 Term Notes.

“Post-ARD Note Spread” shall mean, for each Class of Series 2025-1 Term Notes, the spread per annum set forth in the table below:

Class of Notes	Post-ARD Note Spread
Series 2025-1 Class A-2 Notes	2.00%
Series 2025-1 Class B Notes	2.40%

“Rating Agencies” shall mean, in relation to the Series 2025-1 Notes issued pursuant to this Series Supplement, each of Fitch and KBRA.

“Series 2025-1 Class A-1-L Commitment Amount” shall have the meaning ascribed to “Commitment Amount” in the Series 2025-1 Class A-1-L Note Purchase Agreement.

“Series 2025-1 Class A-1-L Note Purchase Agreement” shall mean, for the Series 2025-1 Class A-1-L Notes, the Series 2025-1 Class A-1-L Note Purchase Agreement, dated December 5, 2025, by and among the Issuer, the Closing Date Asset Entities, the Manager, the Class A-1-L Noteholder and Bank of America, N.A., as Class A-1-L Administrative Agent.

“Series 2025-1 Class A-1-L Notes” shall have the meaning ascribed to it in the recitals hereto.

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“Series 2025-1 Class A-1 Note Purchase Agreement” shall mean, as applicable, the Series 2025-1 Class A-1-L Note Purchase Agreement and the Series 2025-1 Class A-1-V Note Purchase Agreement.

“Series 2025-1 Class A-1 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-1 Class A-1-V Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b). For purposes of the Base Indenture, the “Series 2025-1 Class A-1-V Anticipated Repayment Date” shall be deemed to be the “Anticipated Repayment Date” with respect to the Series 2025-1 Class A-1-V Notes.

“Series 2025-1 Class A-1-V Maximum Principal Amount” shall have the meaning ascribed to it in the Series 2025-1 Class A-1-V Note Purchase Agreement.

“Series 2025-1 Class A-1-V Note Purchase Agreement” shall mean, for the Series 2025-1 Class A-1-V Notes, the Series 2025-1 Class A-1-V Note Purchase Agreement, dated December 5, 2025, by and among the Issuer, the Closing Date Asset Entities, the Manager, certain conduit investors party thereto from time to time, certain funding agents party thereto from time to time, the committed note purchasers party thereto from time to time and Bank of America, N.A., as Class A-1-V Administrative Agent.

“Series 2025-1 Class A-1-V Notes” shall have the meaning ascribed to it in the recitals hereto

“Series 2025-1 Class A-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-1 Class B Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-1 Closing Date” shall mean December 5, 2025. For purposes of the Base Indenture, the “Series 2025-1 Closing Date” shall be deemed to be the “Series Closing Date” with respect to the Series 2025-1 Notes.

“Series 2025-1 Closing Date Fiber Networks” shall mean the Fiber Networks in which the Closing Date Asset Entities hold interests as of the Series 2025-1 Closing Date that will continue to be owned by the Closing Date Asset Entities as of the Series 2025-1 Closing Date.

“Series 2025-1 Cut-Off Date” shall mean August 31, 2025.

“Series 2025-1 Notes” shall have the meaning ascribed to it in the recitals.

“Series 2025-1 Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c). For purposes of the Base Indenture, the “Series 2025-1 Rated Final Payment Date” shall be deemed to be the “Rated Final Payment Date” with respect to the Series 2025-1 Notes.

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“Series 2025-1 Term Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b). For purposes of the Base Indenture, the “Series 2025-1 Anticipated Repayment Date” shall be deemed to be the “Anticipated Repayment Date” with respect to the Series 2025-1 Term Notes.

“Series 2025-1 Term Notes” shall have the meaning ascribed to it in the recitals hereto.

Section 1.02        Rules of ConstructionUnless the context otherwise requires:

(a)               a term has the meaning assigned to it;

(b)               accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)               “or” is not exclusive;

(d)               “including” means including without limitation;

(e)               words in the singular include the plural and words in the plural include the singular;

(f)                all references to “$” or “USD” are to United States dollars;

(g)               any agreement, instrument, regulation, directive or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument, regulation, directive or statute as from time to time amended, supplement or otherwise modified in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)               references to a Person are also to its permitted successors and assigns;

(i)                 the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Supplement, shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement, and Section, Schedule and Exhibit references are to this Series Supplement unless otherwise specified; and

(j)                 whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; if any Series or Class is also given a numerical designation (e.g., “A-1” or “A-2”) the significance thereof shall be set forth in this Series Supplement.

In the event that any term or provision contained herein with respect to the Series 2025-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Series Supplement shall govern.

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ARTICLE II

SERIES 2025-1 NOTE DETAILS, DELIVERY AND FORM

Section 2.01        Series 2025-1 Note Details(a)The aggregate principal amount of the Series 2025-1 Notes which may be initially authenticated and delivered (or registered, in the case of Uncertificated Notes) under this Series Supplement shall be issued in five Classes, having the Class, Initial Class Principal Balance, Note Rate, type and initial ratings set forth below (except for Series 2025-1 Notes authenticated and delivered (or registered) upon transfer of (or de-registration of), or in exchange for, or in lieu of Series 2025-1 Notes pursuant to Section 2.02 of the Base Indenture), subject to clause (d) below.

Class of Notes	Initial Class Principal Balance(1)	Note Rate	Type	Initial Ratings (KBRA / Fitch)
Series 2025-1, Class A-1-L	$25,000,000	(2)	Liquidity Funding Notes	A- (sf) / A-sf
Series 2025-1, Class A-1-V	$175,000,000	(3)	Variable Funding Notes	A- (sf) / A-sf
Series 2025-1, Class A-2	$489,142,000	5.64%	Term Notes	A- (sf) / A-sf
Series 2025-1, Class B	$78,263,000	6.03%	Term Notes	BBB (sf) / BBB-sf

________________

(1)	The Initial Class Principal Balance with respect to the Series 2025-1 Notes shall be $767,405,000 comprised of (i) with respect to the Series 2025-1 Class A-1-L Notes, up to $25,000,000, (ii) with respect to the Series 2025-1 Class A-1-V Notes, up to $175,000,000, (iii) $489,142,000 of Series 2025-1 Class A-2 Notes and (iv) $78,263,000 of Series 2025-1 Class B Notes.

(2)	The Note Rate for the Series 2025-1 Class A-1-L Notes shall be the Prime Rate plus 3.00%, as provided in the Series 2025-1 Class A-1-L Note Purchase Agreement.

(3)	The Note Rate for the Series 2025-1 Class A-1-V Notes shall be an amount equal to the Base Rate, CP Rate or Term SOFR Rate (each as defined in the Series 2025-1 Class A-1-V Note Purchase Agreement (or, following certain events, an alternative rate as determined in the manner provided in the Series 2025-1 Class A-1-V Note Purchase Agreement)), in each case, as determined in accordance with the Series 2025-1 Class A-1-V Note Purchase Agreement, plus a spread equal to 1.75%. From and after the Series 2025-1 Closing Date, Series 2025-1 Class A-1-V Undrawn Fees shall accrue on the Series 2025-1 Class A-1-V Notes as provided in the Series 2025-1 Class A-1-V Note Purchase Agreement.

Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2025-1 Term Notes shall be calculated by multiplying the applicable Note Rate by a fraction, the numerator of which is the number of days from and including the Series 2025-1 Closing Date to but excluding the Initial Payment Date and the denominator of which is 360. Accrued Note Interest with respect to each Interest Accrual Period thereafter for the Series 2025-1 Term Notes shall be calculated in the manner set forth in the definition of “Accrued Note Interest” in Section 1.01 of the Base Indenture.

Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2025-1 Class A-1 Notes shall be calculated in the manner set forth in the Series 2025-1 Class A-1-V Note Purchase Agreement or the Series 2025-1 Class A-1-L Note Purchase Agreement, as applicable.

(b)               The “Series 2025-1 Term Note Anticipated Repayment Date” is the Payment Date occurring in December 2030. The “Series 2025-1 Class A-1-V Anticipated Repayment Date” is the Payment Date occurring in December 2029, which date may be extended from time to time pursuant to Section 7.04 of the Series 2025-1 Class A-1-V Note Purchase Agreement.

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(c)               The “Series 2025-1 Rated Final Payment Date” is the Payment Date occurring in December 2055.

(d)               The Series 2025-1 Class A-1-V Notes shall have a maximum principal balance equal to the Series 2025-1 Class A-1-V Notes Maximum Principal Amount (as such term is defined in the Series 2025-1 Class A-1-V Note Purchase Agreement).

(e)               The Series 2025-1 Class A-1-L Notes shall have a maximum principal balance equal to the Series 2025-1 Class A-1-L Notes Maximum Principal Amount (as such term is defined in the Series 2025-1 Class A-1-L Note Purchase Agreement).

(f)                There shall be no Targeted Amortization Amount with respect to the Series 2025-1 Notes.

(g)               The Record Date for purposes of determining payments to the Holders of the Series 2025-1 Notes for the Initial Payment Date shall be January 30, 2026.

Section 2.02        Delivery of the Series 2025-1 NotesUpon the execution and delivery of this Series Supplement on the Series 2025-1 Closing Date, the Issuer shall execute and deliver the Series 2025-1 Notes (other than the Uncertificated Notes) to the Indenture Trustee and the Indenture Trustee shall, upon receipt of an Issuer Order, authenticate the Series 2025-1 Notes and deliver the Series 2025-1 Class A-1 Notes (or register, in the case of Uncertificated Notes) as directed by the Issuer and shall hold the Series 2025-1 Term Notes as agent for the Depositary under the Fast Automated Securities Transfer Program. The Series 2025-1 Class A-1 Notes may be issued, transferred and held as a Definitive Note or at the request of a Holder or transferee of the Series 2025-1 Class A-1 Notes, the Series 2025-1 Class A-1 Notes shall be issued in the form of Uncertificated Notes. With respect to any Uncertificated Note, the Indenture Trustee shall provide to the beneficial owner promptly after registration of the Uncertificated Note in the Note Register by the Note Registrar a Confirmation of Registration. Upon the execution and delivery of the Series 2025-1 Supplement, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee, upon receipt of an Issuer Order, shall register the Confirmations of Registration related to the Series 2025-1 Class A-1 Notes.

Section 2.03        Forms of Series 2025-1 Notes; Transfers(a)The Series 2025-1 Class A-1 Notes (other than any Uncertificated Notes) shall be issued substantially the form set forth in Exhibit A and duly executed (or registered with respect to any Uncertificated Notes) in the manner set forth in Section 2.01 of the Base Indenture.

(b)               The Series 2025-1 Term Notes shall be issued substantially in the form set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary.

(c)               The transfer, sale, pledge or other disposition of the Series 2025-1 Class A-1 Notes shall be subject to the terms of the applicable Series 2025-1 Class A-1 Note Purchase Agreement.

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(d)               Except as otherwise set forth herein, the transfer, sale, pledge or other disposition of the Series 2025-1 Term Notes shall be subject to the terms of the Base Indenture.

Section 2.04        Minimum Denominations (a) The Series 2025-1 Class A-1-L Notes shall be issued in minimum denominations of $25,000 and in any whole dollar denomination in excess thereof.

(b)               The Series 2025-1 Class A-1-V Notes shall be issued in minimum denominations of $25,000 and in any whole dollar denomination in excess thereof.

(c)               The Series 2025-1 Class A-2 Notes and the Series 2025-1 Class B Notes shall be issued in minimum denominations of $25,000 and in any whole dollar denomination in excess thereof.

ARTICLE III

FUNDING OF ACCOUNTS;
RETAINED COLLECTIONS CONTRIBUTIONS

Section 3.01        Funding of the Advance Fee Reserve Account On the Series 2025-1 Closing Date, the Issuer shall apply a portion of the net proceeds from the issuance and sale of the Series 2025-1 Notes to deposit an amount equal to approximately $517,224 to the Advance Fee Reserve Account.

Section 3.02        Funding of the Liquidity Reserve Account On the Series 2025-1 Closing Date, the Issuer shall apply a portion of the net proceeds from the issuance and sale of the Series 2025-1 Notes to deposit an amount equal to approximately $8,076,716.93 to the Liquidity Reserve Account.

Section 3.03        Retained Collections Contributions For purposes of the Series 2025-1 Notes, any Retained Collections Contribution made to the Obligors pursuant to Section 2.12(e) of the Base Indenture may be designated by the Obligors, acting at the direction of the Manager, as part of Aggregate Annualized Net Operating Income for up to one (1) year, so long as such amounts are held in the Retained Collections Contribution Account in an amount not to exceed (x) the greater of (A) 15% of Annualized Net Operating Income as of the last day of the immediately preceding calendar month and (B) $12,000,000 over any period of four consecutive calendar quarters and not to exceed (y) the greater of (A) 25% of Annualized Net Operating Income and (B) $20,000,000 from the Series 2025-1 Closing Date to the Series 2025-1 Term Note Anticipated Repayment Date.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01        Notices Notices required to be given to the Rating Agencies by the Issuer, the Asset Entities or the Indenture Trustee shall be e-mailed (i) first (or simultaneously with second) to the Issuer to be posted to the password protected internet website maintained by the Issuer for communication to the Rating Agencies pursuant to Rule 17g-5 under the Exchange Act and (ii) second to the following addresses: globalcrosssectorsf@fitchratings.com and abssurveillance@kbra.com.

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Section 4.02        Governing Law THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT.

Section 4.03        Submission to Jurisdiction EACH OBLIGOR AND THE INDENTURE TRUSTEE IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT.

Section 4.04         Waiver of Jury Trial EACH OBLIGOR AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, THE SERIES 2025-1 NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 4.05         Severability; Entire Agreement In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Series Supplement supersedes all prior agreements between the parties and constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements between the parties.

Section 4.06        Counterparts The parties may sign any number of copies of the Base Indenture and any Series Supplement. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to the Base Indenture and any Series Supplement or any document to be signed in connection with this Series Supplement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Indenture Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Indenture Trustee, pursuant to procedures approved by the Indenture Trustee. As used herein, “electronic signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

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ARTICLE V

APPLICABILITY OF BASE INDENTURE

Section 5.01        Applicability The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Base Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

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IN WITNESS WHEREOF, the Issuer, the Closing Date Asset Entities and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

SHENTEL ISSUER LLC,
as Issuer

By:
Name:
Title:

SHENTEL ASSET ENTITY I LLC
as a Closing Date Asset Entity

By:
Name:
Title:

SHENTEL ASSET ENTITY II LLC,
as a Closing Date Asset Entity

By:
Name:
Title:

Shentel 2025-1

Series Supplement

CITIBANK, N.A.,
not in its individual capacity, but solely in its capacity as Indenture Trustee

By:
Name:
Title

Shentel 2025-1

Series Supplement

EXHIBIT A-1

Form of Series 2025-1 Class A-1-V Advance Note

See Following Pages

A-1

EXHIBIT A-2

Form of Series 2025-1 Class A-1-V L/C Note

See Following Pages

A-2

EXHIBIT A-3

Form of Series 2025-1 Class A-1-L Note

See Following Pages

A-2-1